Exhibit 99.1

ION Announces Innovid’s Financial Results for the Nine Months Ended September 30, 2021

●	Revenue of $64.3 million is up 41% over last year, driven by 65% growth in revenue from CTV

●	Adjusted EBITDA of $3.7 million surges 201% vs. one year ago, representing a 6% adjusted EBITDA margin

●	Expected to start trading as Innovid, under the new ticker symbol “CTV” on December 1, 2021, after completing a merger with ION Acquisition Corp. 2 Ltd.

New York, NY, November 17, 2021 – Innovid, Inc. (“Innovid”), a leading independent connected TV (CTV) advertising delivery and measurement platform, reports results for the nine months ended September 30, 2021, as part of its planned merger with ION Acquisition Corp. 2 Ltd. (“ION”) (NYSE:IACB). The combined company will operate under the Innovid name and trade on the NYSE under the CTV ticker symbol to align with Innovid’s capabilities and leadership position in the CTV advertising ecosystem.

Innovid’s core ad delivery solution provides advertisers a consolidated interface to streamline ad serving, operating as the infrastructure through which CTV ads are delivered across all media including direct buys, programmatic inventory, the open web, and walled gardens. Innovid’s platform also allows advertisers to tap into value-added features designed to increase the performance of advertising creative through personalization and interactivity, as well as provide deeper insights into CTV advertising reach, frequency, and engagement.

“Innovid’s recent results demonstrate the gains our purpose-built for CTV technology has made in addressing the needs of the world’s largest advertisers as they continue to shift investments from broadcast TV to CTV,” said Zvika Netter, Co-Founder and CEO of Innovid. “As part of this shift, compared to the same period last year we experienced nearly tripled CTV revenue growth outside the U.S. market, and nearly doubled the usage of our data-driven personalized creative solutions. Our position as a neutral tech provider free of media bias has allowed us to capture a large and growing market share. We are particularly excited about the high-growth potential of CTV beyond the U.S market, including China where we have recently expanded our capabilities and will continue to work with our clients and partners to deliver the optimal CTV viewing experience around the world.”

Innovid Welcomes Industry Veterans To Board

Innovid’s leadership team spans decades of experience across a diverse set of technology, advertising, and measurement sectors and we recently announced that Steven Cakebread and Rachel Lam are expected to join the Innovid Board of Directors post-closing.

Mr. Cakebread is currently the Chief Financial Officer of Yext, Inc. after having served in various senior executive roles at companies such as Pandora Media Inc., Salesforce, D-Wave Systems, and Xactly Corporation. He has an extensive public-company background and is the published author of The IPO Playbook. Mr. Cakebread currently serves on the board of directors of Bill.com (NYSE:BILL) and Tunein.com. He previously served as a member of the board of directors of Service Source, Solar Winds, and eHealth.com.

Ms. Lam is the Co-Founder and Managing Partner of Imagination Capital. Previously, she founded the Time Warner Investments Group where she led numerous investments in and exits from portfolio companies including Maker Studios (sold to Disney), Bluefin Labs (sold to Twitter), Admeld (sold to Google), and the Tremor Video IPO, among others. Prior to Time Warner, Ms. Lam spent several years in investment banking within the M&A group at Morgan Stanley and the Media and Telecommunications group at Credit Suisse. Over the years Ms. Lam has served on twenty boards of directors and currently serves on the boards of Magnite (NASDAQ: MGNI) and Porch Group (NASDAQ: PRCH), as well as on the non-profit board of The Center for Reproductive Rights.

“We are looking forward to working with Steve and Rachel,” continued Netter. “Steve's financial and leadership experience with large corporations like Pandora and Salesforce combined with Rachel’s extensive background in investments and advertising technology position the Innovid leadership team well for our next phase of growth and role as leaders in the rapidly changing CTV advertising industry.”

Highlights for the Nine Months Ended September 30, 2021

●	Revenue for the nine months ended September 30, 2021, totaled $64.3 million, an increase of 41% compared to the same period in 2020

●	Revenue from CTV grew 65% year over year, continuing to drive Innovid’s growth

●	CTV accounted for 46% of all video impressions served by Innovid during the nine months ended September 30, 2021, up from 39% in the same period in 2020

●	CTV international revenue from outside the U.S. market grew nearly tripled year-over-year

●	Adjusted EBITDA for the nine months ended September 30, 2021, was $3.7 million, representing a 201% increase over the prior nine-month period’s Adjusted EBITDA loss of $3.6 million.

The growth and scaling of CTV was the key driver of Innovid’s revenue growth. As TV ad spend continues to shift from linear to CTV, we continue to benefit from the natural volume growth of CTV impressions we delivered for our existing and new customers. We have driven consistent positive net revenue retention of our core client base, largely through increased CTV advertising volume, as legacy TV budgets migrate from linear TV to CTV. We believe our open platform and purpose-built technology for CTV, combined with our position as a media-independent provider, has allowed us to win a large and growing market share, while the growth of CTV combined with our usage-based revenue model has further contributed to our rapid growth.

COVID-19 pandemic

The novel coronavirus (“COVID-19”) pandemic has created, and may continue to create significant uncertainty in macroeconomic conditions, and the extent of its impact on our operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on our customers. Based on public reporting and our observations, some advertisers in certain industries, such as the automotive industry, decreased their short-term advertising spending in light of supply chain disruptions and/or labor shortage. This in turn could negatively impact our revenues from such advertisers.

We have considered the impact of COVID-19 on our estimates and assumptions and determined that there were no material adverse impacts on the consolidated financial statements for the nine months ended September 30, 2021 and year ended December 31, 2020. As events continue to evolve and additional information becomes available, our estimates and assumptions may change materially in future periods.

Further information about ION and Innovid can be found in the definitive proxy statement/prospectus, which was declared effective by the SEC on November 10, 2021.

Additional Information and Where to Find It

In connection with the proposed Business Combination, ION has filed a registration statement on Form S-4 with the U.S. Securities and Exchange Commission, which includes a proxy statement/prospectus and certain other related documents, which will be both the proxy statement to be distributed to holders of shares of ION’s Class A Common Stock in connection with ION’s solicitation of proxies for the vote by ION’s stockholders with respect to the Business Combination and other matters as may be described in the definitive proxy statement, as well as the prospectus relating to the offer and sale of the securities of ION to be issued in the Business Combination. ION’s stockholders and other interested persons are advised to read the preliminary proxy statement/prospectus included in the Registration Statement and the amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about the parties to the Business Combination Agreement, ION and the Business Combination. After the Registration Statement is declared effective, the definitive proxy statement/prospectus will be mailed to ION’s stockholders as of a record date to be established for voting on the Business Combination and other matters as may be described in the Registration Statement. Stockholders will also be able to obtain copies of the proxy statement/prospectus and other documents filed with the SEC that will be incorporated by reference in the proxy statement/prospectus, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: ION Acquisition Corp 2 Ltd., 89 Medinat Hayehudim Street, Herzliya 4676672, Israel, Attention: Secretary, +972 (9) 970-3620.

Participants in the Solicitation

ION and its directors and executive officers may be deemed participants in the solicitation of proxies from ION’s shareholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in ION is contained in ION’s registration statement on Form S-4, which is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to ION Acquisition Corp 2 Ltd., 89 Medinat Hayehudim Street, Herzliya 4676672, Israel, Attention: Secretary, +972 (9) 970-3620.

Innovid and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of ION in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be contained in the Registration Statement.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act, or an exemption therefrom.

Non-GAAP Financial Measures

Innovid prepares audited financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”). Innovid also discloses and discusses non-GAAP financial measures such as Adjusted EBITDA and Adjusted EBITDA Margin. The non-GAAP financial measures that Innovid uses may not be comparable to similarly titled measures reported by other companies. Also, in the future, Innovid may disclose different non-GAAP financial measures in order to help its investors meaningfully evaluate and compare its results of operations to its previously reported results of operations or to those of other companies in Innovid’s industry. Non-GAAP results adjust for certain non-cash items and other items presented in the reconciliation table later in this release. Innovid believes that these measures are relevant and provide useful information to investors by providing a baseline for evaluation and comparing its operating performance against that of other companies in Innovid’s industry. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Adjusted EBITDA

Innovid uses Adjusted EBITDA and Adjusted EBITDA Margin as measures of operational efficiency to understand and evaluate our core business operations. We believe that these non-GAAP financial measures are useful to investors for period to period comparisons of our core business and for understanding and evaluating trends in our operating results on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

These non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Some of the limitations of these measures are:

●	they do not reflect changes in, or cash requirements for, our working capital needs;

●	Adjusted EBITDA does not reflect our capital expenditures or future requirements for capital expenditures or contractual commitments;

●	they do not reflect income tax expense or the cash requirements to pay income taxes;

●	they do not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt; and

●	although depreciation and amortization are non-cash charges related mainly to intangible assets, certain assets being depreciated and amortized will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

In addition, other companies in our industry may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure. You should compensate for these limitations by relying primarily on our U. S. GAAP results and using the non-GAAP financial measures only supplementally. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenue.

The table later in this release presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

About Innovid

Founded in 2007, Innovid powers connected TV (CTV) advertising streaming, personalization, and measurement for the world’s largest brands. Through a global infrastructure that enables data-driven personalization, real-time decisioning, scaled ad serving, and accredited measurement, Innovid offers its clients and partners streamlined solutions that optimize the value of investments across screens and devices. Innovid is an independent platform that leads the market in CTV innovation powered by exclusive partnerships designed to fuel the future of TV advertising. Headquartered in New York City, Innovid serves a global client base through offices across the Americas, Europe, and Asia Pacific.

About ION

ION is a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. While ION may pursue a business combination target in any business or industry, ION is focused on the rapidly growing universe of Israeli companies and entrepreneurs that apply technology and innovation to our everyday lives. The Company is sponsored by ION Holdings 2, LP., an affiliate of ION Crossover Partners Ltd.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Innovid’s and ION’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, ION’s and Innovid’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside ION’s and Innovid’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or could otherwise cause the Business Combination to fail to close; (ii) the outcome of legal proceedings that have or may be instituted against ION and Innovid; (iii) the inability to complete the Business Combination, including due to failure to obtain the requisite approval of shareholders or other conditions to closing in the Merger Agreement; (iv) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (v) the inability to obtain or maintain the listing of the common stock of the post-acquisition company on The New York Stock Exchange following the Business Combination; (vi) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (vii) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (viii) costs related to the Business Combination; (ix) changes in applicable laws or regulations; (x) the possibility that ION, Innovid or the combined company may be adversely affected by other economic, business, competitive and/or factors such as the COVID-19 pandemic; (xi) the potential effect of reduced advertising spend due to ongoing supply chain constraints on our customers and the ultimate impact of such constraints on our results of operations and ability to accurately predict future performance; and (xii) other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” in the Registration Statement, and in ION’s other filings with the SEC. ION cautions that the foregoing list of factors is not exclusive. ION cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ION does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Relations

ION Acquisition Corp 2 Ltd

Avrom Gilbert

avrom@ion-am.com

INNOVID, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except stock and per stock data)

	September 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,472	$15,645
Trade receivables, net (allowance for doubtful accounts of $83 and $121 at September 30, 2021 and December 31, 2020, respectively)	34,223	34,804
Prepaid expenses and other current assets	1,966	1,174
Total current assets	50,661	51,623
NON-CURRENT ASSETS:
Long-term other deposit	317	348
Long-term restricted deposits	445	447
Property and equipment, net	3,298	2,325
Goodwill	4,555	4,555
Intangible assets, net	—	33
Deferred offering cost	3,269	—
Other non-current assets	607	127
Total non-current assets	12,491	7,835
TOTAL ASSETS	$63,152	$59,458
LIABILITIES, TEMPORARY EQUITY, AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Trade payables	$2,564	$1,854
Employees and payroll accruals	6,861	6,506
Accrued expenses and other current liabilities	2,171	1,155
Current portion of long-term debt	—	1,527
Deferred offering cost accrual	2,406	—
Total current liabilities	14,002	11,042
NON-CURRENT LIABILITIES:
Long-term debt	6,000	7,506
Other non-current liabilities	2,854	3,144
Warrants liability	3,690	499
Total non-current liabilities	12,544	11,149
TOTAL LIABILITIES	26,546	22,191
COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)
TEMPORARY EQUITY
Preferred stocks - Authorized: 55,514,480 at September 30, 2021 (unaudited) and December 31, 2020; Issued and Outstanding: 55,105,773 at September 30, 2021 (unaudited) and December 31, 2020	139,990	86,997
STOCKHOLDERS’ DEFICIT:
Common stocks of $0.001 par value - Authorized: 75,254,333 at September 30, 2021 (unaudited) and December 31, 2020; Issued: 15,704,059 and 13,602,467 stocks at September 30, 2021 (unaudited) and December 31, 2020, respectively, and Outstanding: 14,272,521 and 12,170,929 stocks at September 30, 2021 (unaudited) and December 31, 2020, respectively	14	12
Treasury stocks, at cost (1,431,538 stocks at September 30, 2021 (unaudited) and December 31, 2020)	(1,629)	(1,629)
Accumulated deficit	(101,769)	(48,113)
Total stockholders’ deficit	(103,384)	(49,730)
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT	$63,152	$59,458

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

INNOVID, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except stock and per stock data)

	Nine months ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Revenues	$64,324	$45,772
Cost of revenues	12,418	8,544
Gross profit	51,906	37,228
Operating expenses:
Research and development	16,932	13,673
Sales and marketing	23,534	22,624
General and administrative	10,587	5,622
Total operating expenses	51,053	41,919
Operating profit/ (loss)	853	(4,691)
Finance expenses, net	3,878	528
Loss before taxes	(3,025)	(5,219)
Taxes on income	829	899
Net loss	$(3,854)	$(6,118)

Accretion of preferred stock to redemption value	(52,993)	(3,873)
Net loss attributable to common stockholders	$(56,847)	$(9,991)
Net loss per stock attributable to common stockholders – basic and diluted	$(4.32)	$(0.83)
Weighted-average number of stocks used in computing net loss per stock attributable to common stockholders	13,157,022	11,973,921

INNOVID, INC. AND ITS SUBSIDIARIES

CONDENSED STATEMENTS OF CHANGES IN TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT

(In thousands, except stock data)

	Temporary equity		Common stocks		Treasury stocks		Additional paid-	Accumulated	Total stockholders’
	Number	Amount	Number	Amount	Number	Amount	in capital	deficit	deficit
Balance as of January 1, 2021	55,105,773	$86,997	12,170,929	$12	1,431,538	$(1,629)	$—	$(48,113)	$(49,730)
Accretion of preferred stocks to redemption value	—	52,993	—	—	—	—	(3,191)	(49,802)	(52,993)
Stock-based compensation	—	—	—	—	—	—	2,311	—	2,311
Stock options exercised	—	—	2,101,592	2	—	—	880	—	882
Net loss	—	—	—	—	—	—	—	(3,854)	(3,854)
Balance as of September 30, 2021 (unaudited)	55,105,773	$139,990	14,272,521	$14	1,431,538	$(1,629)	$—	$(101,769)	$(103,384)

	Temporary Equity		Common stocks		Treasury stocks		Additional paid-	Accumulated	Total stockholders’
	Number	Amount	Number	Amount	Number	Amount	in capital	deficit	deficit
Balance as of January 1, 2020	55,105,773	$79,700	11,941,841	$12	1,431,538	$(1,629)	$3,048	$(44,218)	$(42,787)
Accretion of preferred stocks to redemption value	—	3,873	—	—	—	—	(3,873)	—	(3,873)
Capital contribution	—	—	—	—	—	—	504	—	504
Stock-based compensation	—	—	—	—	—	—	457	—	457
Stock options exercised	—	—	47,920	—	—	—	30	—	30
Net loss	—	—	—	—	—	—	—	(6,118)	(6,118)
Balance as of September 30, 2020 (unaudited)	55,105,773	$83,573	11,989,761	$12	1,431,538	$(1,629)	$166	$(50,336)	$(51,787)

*	Represents an amount less than $1.

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

INNOVID, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, except stock and per stock data)

	Nine months ended September 30,
	2021	2020
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(3,854)	$(6,118)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	487	475
Stock-based compensation	2,311	457
Change in fair value of warrants	3,191	51
Changes in operating assets and liabilities
Decrease/ (increase) in trade receivables, net	581	(115)
(Increase)/ decrease in prepaid expenses and other assets	(1,587)	158
Increase/ (decrease) in trade payables	710	(753)
Increase in employees and payroll accruals	355	1,735
Increase in accrued expenses and other liabilities	852	1,633
Net cash provided by/ (used in) operating activities	3,046	(2,477)
Cash flows from investing activities:
Internal use software capitalization	(1,049)	—
Founders’ note receivable	(459)	—
Purchase of property and equipment	(378)	(799)
(Increase)/ decrease in deposits	(58)	54
Net cash used in investing activities	(1,944)	(745)
Cash flows from financing activities:
Proceeds from loans	—	9,025
Repayment of loans	(3,033)	—
Proceeds from exercise of options	882	30
Capital contribution	—	504
Repayment of acquisition liability	(126)	—
Net cash (used in)/ provided by financing activities	(2,277)	9,559
(Decrease)/ increase in cash, cash equivalents and restricted cash	(1,175)	6,337
Cash, cash equivalents and restricted cash at the beginning of the period	16,092	12,057
Cash, cash equivalents and restricted cash at the end of the period	$14,917	$18,394
Supplemental disclosure of cash flows activities:
(1) Cash paid during the year for:
Income taxes	$216	$221
Interest	$189	$171
(2) Non-cash transactions:
Accrued acquisition liability	$—	$126
Accretion of preferred stocks to redemption value	$52,993	$3,873
Deferred offering cost included in accrued liabilities	$2,406	$—
Reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position
Cash and cash equivalents	$14,472	$17,976
Restricted cash in restricted deposits	445	418
Total cash, cash equivalents, and restricted cash shown in the consolidated statements of cash flows	$14,917	$18,394

The accompanying notes are an integral part of the interim condensed consolidated financial statements.

INNOVID, INC. AND ITS SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(In thousands, Unaudited)

	Three months ended September 30,		Nine months ended September 30,		Year ended December 31,
	2021	2020	2021	2020	2020	2019
Net (loss)/income	$(259)	$2,468	$(3,854)	$(6,118)	$(812)	$(7,334)
Net loss margin	(1)%	13%	(6)%	(13)%	(1)%	(13)%
Depreciation and amortization	156	177	487	475	730	431
Stock-based compensation	591	94	2,311	457	584	378
Finance expense, net (a)	707	175	3,878	528	734	387
Other (b)	—	—	—	153	153	—
Taxes on income	304	178	829	899	1,200	902
Adjusted EBITDA	$1,499	$3,092	$3,651	$(3,606)	$2,589	$(5,236)
Adjusted EBITDA margin	6%	17%	6%	(8)%	4%	(9)%

(a)	Finance expense, net consists mostly of remeasurement expense related to our Argentinian subsidiary’s monetary assets, liabilities and operating results, our interest expense and revaluation of our warrants.
(b)	Other consists predominantly of the loss related to a one time loss from sale of fixed assets in our Israel subsidiary.